EXHIBIT 99.1
NEWS RELEASE
For more information, contact:
Kenneth Schellenberg
FBCInvestorRelations@flagstar.com
(248) 312-5741

Flagstar Bancorp Reports Fourth Quarter 2019 Net Income of $58 Million, or $1.00 Per Diluted Share

Key Highlights - Fourth Quarter 2019

•	Net interest income increased $6 million from last quarter, led by higher earning assets

•	Mortgage revenues totaled $98 million, driven by margin expansion of 3 basis points

•	Total serviced accounts increased 10 percent from last quarter to nearly 1.1 million loans

•	Return on equity was 12.7 percent for the quarter, compared to adjusted full year return on equity of 11.7%

TROY, Mich., Jan. 28, 2020 - Flagstar Bancorp, Inc. (NYSE: FBC), the holding company for Flagstar Bank, FSB, today reported fourth quarter 2019 net income of $58 million, or $1.00 per diluted share, compared to third quarter 2019 net income of $63 million, or $1.11 per diluted share and fourth quarter 2018 net income of $54 million, or $0.93 per diluted share. On an adjusted basis, Flagstar reported net income of $42 million, or $0.72 per diluted share, for the fourth quarter 2018.

“We are very pleased to have earned net income of $1.00 per diluted share and a return on equity of 12.7 percent,” said Alessandro DiNello, president and chief executive officer of Flagstar Bancorp, Inc. “I am particularly pleased with the consistency of our earnings and our success in taking much of the volatility associated with the mortgage business out of the equation.

"Both our banking and servicing businesses produced solid results for the quarter. Net interest income grew $6 million, or 4 percent, on an increase in earning assets of $1.7 billion, or 9 percent, compared to the third quarter 2019. This strong growth in earning assets reflected higher loans held-for-sale and warehouse loans as we continued to be opportunistic in a mortgage market that remained persistently strong. We ended the quarter servicing or subservicing 1.1 million loans -- a number that validates our investment in a high-quality servicing platform, and demonstrates the strong relationships we have fostered with our subservicing partners.

“Our mortgage team had another strong quarter, with mortgage revenues of $98 million, as our gain on sale margin expanded to 123 basis points resulting from optimizing production by focusing on profitable business versus volume.

"Overall, 2019 was a year where the results clearly demonstrated the earnings power of our company as our banking, mortgage and servicing businesses all delivered earnings growth that exceeded the prior year. For 2019, our net income per diluted share was $3.80 and our adjusted net income per diluted share was $3.46, up

15 percent from 2018. Our shareholders were rewarded for this performance with a 45 percent increase in our share price for the year, which was the best performance in 2019 of any bank with $10 billion to $100 billion in assets. That’s on top of our announcement early in the year that we were initiating a quarterly dividend of $0.04 per share, which just today we raised to $0.05. This proves our commitment to driving long-term performance and generating significant value for our shareholders. With the momentum of a strong year behind us and the power of a diversified franchise carrying us forward, we believe we are well positioned for continued success in 2020."

Income Statement Highlights
	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Dollars in millions)
Net interest income	$152	$146	$138	$126	$152
Provision (benefit) for loan losses	—	1	17	—	(5)
Noninterest income	162	171	168	109	98
Noninterest expense	245	238	214	191	189
Income before income taxes	69	78	75	44	66
Provision for income taxes	11	15	14	8	12
Net income	$58	$63	$61	$36	$54
Income per share:
Basic	$1.01	$1.12	$1.08	$0.64	$0.94
Diluted	$1.00	$1.11	$1.06	$0.63	$0.93

Adjusted Income Statement Highlights (Non-GAAP) (1)
	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Dollars in millions)
Net interest income	$152	$146	$138	$126	$123
Provision (benefit) for loan losses	—	1	17	—	(5)
Noninterest income	162	171	143	109	98
Noninterest expense	245	238	214	190	175
Income before income taxes	69	78	50	45	51
Provision for income taxes	11	15	9	8	9
Net income	$58	$63	$41	$37	$42

Income per share:
Basic	$1.01	$1.12	$0.72	$0.65	$0.73
Diluted	$1.00	$1.11	$0.71	$0.64	$0.72

(1)	See Non-GAAP Reconciliation for further information.

Key Ratios
	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Net interest margin	2.91%	3.05%	3.08%	3.09%	3.70%
Adjusted net interest margin (1)	2.91%	3.05%	3.08%	3.09%	2.99%
Return on average assets	1.0%	1.2%	1.2%	0.8%	1.2%
Return on average common equity	12.7%	14.7%	14.6%	9.2%	14.3%
Efficiency ratio	78.2%	75.2%	69.8%	81.3%	75.7%
HFI loan-to-deposit ratio	76.5%	74.2%	75.0%	71.0%	74.7%
Adjusted HFI loan-to-deposit ratio (2)	84.6%	82.0%	80.6%	77.0%	77.2%

(1)
The three months ended December 31, 2018, excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. See Non-GAAP Reconciliation for further information.

(2)	Excludes warehouse loans and custodial deposits. See Non-GAAP Reconciliation for further information.

Average Balance Sheet Highlights
	Three Months Ended					% Change
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	Seq	Yr/Yr
	(Dollars in millions)
Average interest-earning assets	$20,708	$18,997	$17,759	$16,294	$16,391	9%	26%
Average loans held-for-sale (LHFS)	5,199	3,786	3,539	3,266	3,991	37%	30%
Average loans held-for-investment (LHFI)	12,168	11,743	10,613	9,164	8,916	4%	36%
Average total deposits	15,904	15,817	14,159	12,906	11,942	1%	33%

Net Interest Income

Net interest income increased $6 million, or 4 percent, to $152 million for the fourth quarter 2019 as compared to the third quarter 2019. The results reflect a 9 percent increase in average earning assets, fueled by growth in loans held-for-sale, warehouse and commercial real estate loans. Net interest margin decreased 14 basis points, to 2.91 percent for the fourth quarter 2019 as compared to the third quarter 2019, as a result of the impact of rate cuts and balance sheet mix.

Loans held-for-investment averaged $12.2 billion for the fourth quarter 2019, increasing $425 million from the prior quarter. Average warehouse loans increased $239 million, or 10 percent, benefiting from the overall mortgage market. The Company also had solid growth in our commercial real estate and non-auto indirect portfolios as average balances increased $169 million, or 7 percent, and $84 million, or 18 percent, respectively.

Average total deposits were $15.9 billion in the fourth quarter 2019, increasing $87 million, or 1 percent, from the third quarter 2019. The increase primarily reflects $222 million higher custodial deposits driven by an increase in loans serviced, more than offsetting the $138 million decrease in government and wholesale deposits resulting from seasonal decreases and maturities.

Provision for Loan Losses

The Company had no provision for loan losses for the fourth quarter 2019, as compared to $1 million for the third quarter 2019, reflecting strong asset quality, low delinquencies and no nonperforming commercial loans.

Noninterest Income

Noninterest income decreased $9 million, or 5 percent, to $162 million in the fourth quarter 2019, as compared to $171 million for the third quarter 2019, primarily due to lower mortgage revenues.

Fourth quarter 2019 net gain on loan sales decreased $9 million, or 8 percent, to $101 million, versus $110 million in the third quarter 2019. The net gain on loan sale margin expanded 3 basis points to 1.23 percent for the fourth quarter 2019, as compared to 1.20 percent for the third quarter 2019. Fallout-adjusted locks decreased 11 percent to $8.2 billion, reflecting seasonal factors which were partially offset by the continued strength of the mortgage environment due to lower rates.

Lower rates drove continued refinance activity, creating a net loss on mortgage servicing rights (including hedging) of $3 million for the fourth quarter 2019, compared to a $2 million net loss for the third quarter 2019.

Mortgage Metrics
	As of/Three months ended					Change (% / bps)
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	Seq	Yr/Yr
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1)	$8,179	$9,197	$8,344	$6,602	$5,284	(11)%	55%
Mortgage loans closed	$9,303	$9,262	$8,642	$5,513	$6,340	0.44%	47%
Net margin on mortgage rate lock commitments (fallout-adjusted) (1) (2)	1.23%	1.20%	0.89%	0.72%	0.60%	3	63
Net gain on loan sales	$101	$110	$75	$49	$34	(8)%	N/M
Net return on mortgage servicing rights (MSR)	$(3)	$(2)	$5	$6	$10	50%	N/M
Gain on loan sales + net return on the MSR	$98	$108	$80	$55	$44	(9)%	N/M
Loans serviced (number of accounts - 000's) (3)	1,091	994	983	962	851	10%	28%
Capitalized value of MSRs	1.21%	1.14%	1.23%	1.27%	1.35%	7	(14)
N/M - Not meaningful
(1) Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.

(2) Based on net gain on loan sales (excludes net gain on loan sales of $2 million from loans transferred from LHFI during both the three months ended March 31, 2019 and December 31, 2018) to fallout-adjusted mortgage rate lock commitments.

(3) Includes loans serviced for Flagstar's own loan portfolio, serviced for others, and subserviced for others.

Noninterest Expense

Noninterest expense increased to $245 million for the fourth quarter 2019, as compared to $238 million for the third quarter 2019, primarily reflecting $5 million of higher balance sheet clean-up and discretionary expenses, such as fixed asset write downs, costs related to the secondary offering and a donation to the Flagstar Foundation.

The Company's efficiency ratio was 78 percent for the fourth quarter 2019, as compared to 75 percent for the third quarter 2019.

Income Taxes

The fourth quarter 2019 provision for income taxes totaled $11 million, compared to $15 million for the third quarter 2019. The effective tax rate was 16.7 percent for the fourth quarter 2019, compared to 18.4 percent for the third quarter 2019. During 2019 the Company fully utilized its non-limited federal net operating losses and now expects to utilize most of the state net operating losses. Accordingly, the Company continues to make investments in areas which are expected to provide future tax benefits. The Company expects the effective tax rate in 2020 to be consistent with fourth quarter 2019 levels as benefits from these investments are recognized and expects to continue to make, and in certain cases increase, investments in a tax efficient manner. The Company will also continue to monitor its business structure and maintain appropriate tax planning measures to reduce the tax liability from on-going operations.

Asset Quality

Credit Quality Ratios
	As of/Three Months Ended					Change (% / bps)
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	Seq	Yr/Yr
	(Dollars in millions)
Allowance for loan loss to LHFI	0.9%	0.9%	0.9%	1.3%	1.4%	0	(50)
Charge-offs, net of recoveries	$3	$1	$34	$1	$1	N/M	N/M
Total nonperforming LHFI and TDRs	$26	$26	$63	$24	$22	0	18%
Net charge-offs to LHFI ratio (annualized)	0.10%	0.02%	1.29%	0.05%	0.04%	8	6
Ratio of nonperforming LHFI and TDRs to LHFI	0.21%	0.21%	0.54%	0.24%	0.24%	0	(3)
N/M - Not meaningful

The allowance for loan losses was $107 million and covered 0.9 percent of loans held-for-investment at December 31, 2019, consistent with our coverage ratio as of September 30, 2019.

Net charge-offs in the fourth quarter 2019 were $3 million, or 10 basis points of LHFI, compared to $1 million, or 2 basis points in the prior quarter. Delinquencies in these portfolios remain low and consistent with the prior quarter.

Nonperforming loans were $26 million and our ratio of nonperforming loans to loans held-for-investment was 0.21 percent at December 31, 2019, flat compared to September 30, 2019. At December 31, 2019, early stage loan delinquencies totaled $14 million, or 0.12 percent, of total loans, compared to $12 million, or 0.10 percent, at September 30, 2019.

Capital

Capital Ratios (Bancorp)						Change (% / bps)
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	Seq	Yr/Yr
Tier 1 leverage (to adj. avg. total assets)	7.57%	7.98%	7.86%	8.37%	8.29%	(41)	(72)
Tier 1 common equity (to RWA)	9.32%	9.25%	9.08%	9.69%	10.54%	7	N/M
Tier 1 capital (to RWA)	10.83%	10.81%	10.73%	11.51%	12.54%	2	N/M
Total capital (to RWA)	11.52%	11.54%	11.51%	12.49%	13.63%	(2)	N/M
Tangible common equity to asset ratio (1)	6.95%	7.08%	7.31%	7.16%	7.45%	(13)	(50)
Tangible book value per share (1)	$28.57	$27.62	$26.16	$24.65	$23.90	3%	20%
N/M - Not meaningful

(1)	See Non-GAAP Reconciliation for further information.

The Company maintained a solid capital position with regulatory ratios well above current regulatory quantitative guidelines for "well capitalized" institutions. At December 31, 2019, the Company had a total risk-based capital ratio of 11.52 percent, as compared to 11.54 percent at September 30, 2019.

Under the terms of the previously approved, and now in effect, regulatory capital requirements, the Company's Tier 1 leverage ratio would have increased approximately 43 basis points and risk-based capital ratios would have increased by approximately 20 to 30 basis points at December 31, 2019 (pro forma basis).

Earnings Conference Call

As previously announced, the Company's fourth quarter 2019 earnings call will be held Tuesday, January 28, 2020 at 11 a.m. (ET).

To join the call, please dial (800) 353-6461 toll free or (334) 323-0501 and use passcode 2146234. Please call at least 10 minutes before the conference is scheduled to begin. A replay will be available for five business days by calling (888) 203-1112 toll free or (719) 457-0820 and using passcode 2146234.

The conference call will also be available as a live audiocast on the Investor Relations section of flagstar.com, where it will be archived and available for replay and download. The slide presentation accompanying the conference call will be posted on the site.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $23.3 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, provides commercial, small business, and consumer banking services through 160 branches in Michigan, Indiana, California, Wisconsin and Ohio. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as 88 retail locations in 27 states, representing the combined retail branches of Flagstar and its Opes Advisors mortgage division. Flagstar is a leading national originator and servicer of mortgage and other consumer loans, handling payments and record keeping for $228 billion of loans representing nearly 1.1 million borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes non-GAAP financial measures, such as tangible book value per share, tangible common equity to assets ratio, return on average tangible equity, adjusted return on average tangible equity, adjusted return on average assets, adjusted HFI loan-to-deposit ratio, adjusted net interest income, adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted provision for income taxes, adjusted net income, adjusted basic and diluted earnings per share, adjusted net interest margin, and adjusted efficiency ratio. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this news release. Additional discussion of the use of non-GAAP measures can also be found in conference call slides, the Form 8-K Current Report related to this news release and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Flagstar Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The Company's actual results could differ materially from those described in the forward-looking statements depending upon various factors as described in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Other than as required under United States securities laws, Flagstar Bancorp does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in millions)
(Unaudited)

	December 31, 2019	September 30, 2019	December 31, 2018
Assets
Cash	$220	$234	$260
Interest-earning deposits	206	119	148
Total cash and cash equivalents	426	353	408
Investment securities available-for-sale	2,116	1,697	2,142
Investment securities held-to-maturity	598	635	703
Loans held-for-sale	5,258	4,196	3,869
Loans held-for-investment	12,129	12,548	9,088
Loans with government guarantees	736	607	392
Less: allowance for loan losses	(107)	(110)	(128)
Total loans held-for-investment and loans with government guarantees, net	12,758	13,045	9,352
Mortgage servicing rights	291	285	290
Federal Home Loan Bank stock	303	303	303
Premises and equipment, net	416	417	390
Goodwill and intangible assets	170	174	190
Other assets	930	943	884
Total assets	$23,266	$22,048	$18,531
Liabilities and Stockholders' Equity
Noninterest bearing deposits	$5,467	$5,649	$2,989
Interest bearing deposits	9,679	10,096	9,391
Total deposits	15,146	15,745	12,380
Short-term Federal Home Loan Bank advances and other	4,165	2,329	3,244
Long-term Federal Home Loan Bank advances	650	650	150
Other long-term debt	496	496	495
Other liabilities	1,021	1,094	692
Total liabilities	21,478	20,314	16,961
Stockholders' Equity
Common stock	1	1	1
Additional paid in capital	1,483	1,481	1,522
Accumulated other comprehensive income (loss)	1	5	(47)
Retained earnings	303	247	94
Total stockholders' equity	1,788	1,734	1,570
Total liabilities and stockholders' equity	$23,266	$22,048	$18,531

Flagstar Bancorp, Inc. Condensed Consolidated Statements of Operations (Dollars in millions, except per share data) (Unaudited)

						Fourth Quarter 2019 Compared to:
	Three Months Ended					Third Quarter 2019		Fourth Quarter 2018
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	Amount	Percent	Amount	Percent
Interest Income
Total interest income	$213	$203	$198	$180	$181	$10	5%	$32	18%
Total interest expense	61	57	60	54	29	4	7%	32	N/M
Net interest income	152	146	138	126	152	6	4%	—	—%
Provision (benefit) for loan losses	—	1	17	—	(5)	(1)	N/M	5	N/M
Net interest income after provision (benefit) for loan losses	152	145	121	126	157	7	5%	(5)	(3)%
Noninterest Income
Net gain on loan sales	101	110	75	49	34	(9)	(8)%	67	N/M
Loan fees and charges	30	29	24	17	20	1	3%	10	50%
Net return on the mortgage servicing rights	(3)	(2)	5	6	10	(1)	50%	(13)	N/M
Loan administration income	8	5	6	11	8	3	60%	—	—%
Deposit fees and charges	10	10	10	8	6	—	—%	4	67%
Other noninterest income	16	19	48	18	20	(3)	(16)%	(4)	(20)%
Total noninterest income	162	171	168	109	98	(9)	(5)%	64	65%
Noninterest Expense
Compensation and benefits	102	98	90	87	82	4	4%	20	24%
Occupancy and equipment	43	40	40	38	36	3	8%	7	19%
Commissions	35	38	25	13	16	(3)	(8)%	19	N/M
Loan processing expense	20	22	21	17	16	(2)	(9)%	4	25%
Legal and professional expense	9	6	6	6	9	3	50%	—	—%
Federal insurance premiums	6	5	5	4	4	1	20%	2	50%
Intangible asset amortization	4	3	4	4	3	1	33%	1	N/M
Other noninterest expense	26	26	23	22	23	—	—%	3	13%
Total noninterest expense	245	238	214	191	189	7	3%	56	30%
Income before income taxes	69	78	75	44	66	(9)	(12)%	3	5%
Provision for income taxes	11	15	14	8	12	(4)	(27)%	(1)	(8)%
Net income	$58	$63	$61	$36	$54	$(5)	(8)%	$4	7%
Income per share
Basic	$1.01	$1.12	$1.08	$0.64	$0.94	$(0.11)	(10)%	$0.07	7%
Diluted	$1.00	$1.11	$1.06	$0.63	$0.93	$(0.11)	(10)%	$0.07	8%

Cash dividends declared	$0.04	$0.04	$0.04	$0.04	$—	$—	—%	$0.04	100%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

	Twelve Months Ended		Compared to: Year Ended December 31, 2018
	December 31, 2019	December 31, 2018	Amount	Percent
Interest Income
Total interest income	$794	$683	$111	16%
Total interest expense	232	186	46	25%
Net interest income	562	497	65	13%
Provision (benefit) for loan losses	18	(8)	26	N/M
Net interest income after provision (benefit) for loan losses	544	505	39	8%
Noninterest Income
Net gain on loan sales	335	200	135	68%
Loan fees and charges	100	87	13	15%
Net return on the mortgage servicing rights	6	36	(30)	(83)%
Loan administration income	30	23	7	30%
Deposit fees and charges	38	21	17	81%
Other noninterest income	101	72	29	40%
Total noninterest income	610	439	171	39%
Noninterest Expense
Compensation and benefits	377	318	59	19%
Occupancy and equipment	161	127	34	27%
Commissions	111	80	31	39%
Loan processing expense	80	59	21	36%
Legal and professional expense	27	28	(1)	(4)%
Federal insurance premiums	20	22	(2)	(9)%
Intangible asset amortization	15	5	10	N/M
Other noninterest expense	97	73	24	33%
Total noninterest expense	888	712	176	25%
Income before income taxes	266	232	34	15%
Provision for income taxes	48	45	3	7%
Net income (loss)	$218	$187	$31	17%
Income per share
Basic	$3.85	$3.26	$0.59	18%
Diluted	$3.80	$3.21	$0.59	18%

Cash dividends declared	$0.16	$—	$0.16	N/M
N/M - Not meaningful

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Selected Mortgage Statistics:
Mortgage rate lock commitments (fallout-adjusted) (1)	$8,179	$9,197	$5,284	$32,322	$30,308
Mortgage loans closed	$9,303	$9,262	$6,340	$32,720	$32,465
Mortgage loans sold and securitized	$8,135	$8,186	$7,146	$30,330	$32,076
Selected Ratios:
Interest rate spread	2.39%	2.48%	3.52%	2.52%	2.81%
Adjusted interest rate spread (2)(3)	2.39%	2.48%	2.63%	2.52%	2.58%
Net interest margin	2.91%	3.05%	3.70%	3.05%	3.07%
Adjusted net interest margin (3)	2.91%	3.05%	2.99%	3.05%	2.89%
Net margin on loans sold and securitized	1.24%	1.34%	0.44%	1.10%	0.62%
Return on average assets	0.99%	1.20%	1.17%	1.05%	1.04%
Adjusted return on average assets (3) (4)	0.99%	1.20%	0.91%	0.96%	0.98%
Return on average common equity	12.69%	14.72%	14.29%	12.84%	12.58%
Return on average tangible common equity (4)	14.76%	17.12%	15.96%	15.15%	13.61%
Adjusted return on average tangible common equity (3) (4)	14.76%	17.12%	12.44%	13.87%	12.67%
Efficiency ratio	78.2%	75.2%	75.7%	75.8%	76.0%
Common equity-to-assets ratio (average for the period)	7.83%	8.12%	8.41%	8.20%	8.28%
Average Balances:
Average interest-earning assets	$20,708	$18,997	$16,391	$18,453	$16,136
Average interest-bearing liabilities	$14,208	$12,893	$13,046	$13,130	$13,124
Average stockholders' equity	$1,803	$1,722	$1,548	$1,695	$1,488

(1)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.

(2)
Interest rate spread is the difference between the annualized yield earned on average interest-earning assets for the period and the annualized rate of interest paid on average interest-bearing liabilities for the period.

(3)	See Non-GAAP Reconciliation for further information.

(4)	Excludes goodwill, intangible assets and the associated amortization. See Non-GAAP Reconciliation for further information.

	December 31, 2019	September 30, 2019	December 31, 2018
Selected Statistics:
Book value per common share	$31.57	$30.69	$27.19
Tangible book value per share (1)	$28.57	$27.62	$23.90
Number of common shares outstanding	56,631,236	56,510,341	57,749,464
Number of FTE employees	4,453	4,171	3,938
Number of bank branches	160	160	160
Ratio of nonperforming assets to total assets (2)	0.15%	0.16%	0.16%
Common equity-to-assets ratio	7.68%	7.88%	8.47%
MSR Key Statistics and Ratios:
Weighted average service fee (basis points)	39.7	39.9	35.8
Capitalized value of mortgage servicing rights	1.21%	1.14%	1.35%

(1)
Excludes goodwill and intangibles of $170 million, $174 million and $190 million at December 31,2019, September 30, 2019, and December 31, 2018, respectively. See Non-GAAP Reconciliation for further information.

(2)	Ratio excludes LHFS.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$5,199	$51	3.92%	$3,786	$40	4.22%	$3,991	$48	4.78%
Loans held-for-investment
Residential first mortgage	3,215	30	3.60%	3,282	29	3.58%	3,115	29	3.68%
Home equity	989	12	4.86%	934	13	5.37%	717	10	5.43%
Other	728	11	5.97%	658	10	5.99%	231	3	6.06%
Total Consumer loans	4,932	53	4.20%	4,874	52	4.24%	4,063	42	4.12%
Commercial Real Estate	2,763	34	4.91%	2,594	35	5.39%	2,171	31	5.52%
Commercial and Industrial	1,726	21	4.80%	1,767	22	4.97%	1,345	19	5.48%
Warehouse Lending	2,747	33	4.61%	2,508	32	5.00%	1,337	18	5.29%
Total Commercial loans	7,236	88	4.77%	6,869	89	5.14%	4,853	68	5.45%
Total loans held-for-investment	12,168	141	4.54%	11,743	141	4.77%	8,916	110	4.84%
Loans with government guarantees	678	4	2.16%	574	4	2.78%	350	2	2.72%
Investment securities	2,511	16	2.49%	2,713	17	2.63%	2,996	21	2.84%
Interest-earning deposits	152	1	2.26%	181	1	2.22%	138	—	1.55%
Total interest-earning assets	20,708	$213	4.04%	18,997	$203	4.27%	16,391	$181	4.39%
Other assets	2,328			2,200			2,022
Total assets	$23,036			$21,197			$18,413
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,448	$3	0.70%	$1,388	$3	0.88%	$1,072	$3	1.02%
Savings deposits	3,335	10	1.19%	3,262	10	1.20%	3,075	7	0.91%
Money market deposits	700	—	0.35%	722	1	0.34%	446	—	0.41%
Certificates of deposit	2,459	15	2.37%	2,583	15	2.40%	2,274	11	1.88%
Total retail deposits	7,942	28	1.39%	7,955	29	1.45%	6,867	21	1.22%
Government deposits	1,192	4	1.39%	1,253	4	1.45%	1,184	5	1.48%
Wholesale deposits and other	666	4	2.36%	744	5	2.42%	625	3	2.08%
Total interest-bearing deposits	9,800	36	1.46%	9,952	38	1.52%	8,676	29	1.31%
Short-term FHLB advances and other	3,262	15	1.74%	1,910	10	2.24%	2,954	18	2.39%
Long-term FHLB advances	650	3	1.43%	536	2	1.72%	921	(25)	(10.65)%
Less: Swap gain reclassified out of OCI (4)		—			—			29
Adjusted long-term FHLB advances (4)		3	1.43%		2	1.72%	921	4	1.97%
Other long-term debt	496	7	5.45%	495	7	5.60%	495	7	5.65%
Adjusted total interest-bearing liabilities (4)	14,208	61	1.65%	12,893	57	1.79%	13,046	58	1.76%
Noninterest-bearing deposits
Retail deposits and other	1,332			1,315			1,136
Custodial deposits (1)	4,772			4,550			2,130
Total Noninterest-bearing deposits	6,104			5,865			3,266
Other liabilities	921			717			553
Stockholders' equity	1,803			1,722			1,548
Total liabilities and stockholders' equity	$23,036			$21,197			$18,413
Net interest-earning assets	$6,500			$6,104			$3,345
Adjusted net interest income (4)		$152			$146			$123
Adjusted interest rate spread (2)(4)			2.39%			2.48%			2.63%
Adjusted net interest margin (3)(4)			2.91%			3.05%			2.99%
Ratio of average interest-earning assets to interest-bearing liabilities			145.8%			147.3%			125.6%
Total average deposits	$15,904			$15,817			$11,942

(1)	Approximately 80 percent of custodial deposits from loans subserviced which pay interest that is recognized as an offset in net loan administration income.

(2)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(3)	Net interest margin is net interest income divided by average interest-earning assets.

(4)	The three months ended December 31, 2018, excludes $29 million of hedging gains reclassified from AOCI in conjunction with the payment of long-term FHLB advances.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Twelve Months Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$3,952	$170	4.30%	$4,196	$190	4.52%
Loans held-for-investment
Residential first mortgage	3,173	115	3.61%	2,949	105	3.56%
Home equity	871	46	5.31%	690	36	5.21%
Other	566	36	6.33%	111	6	5.73%
Total Consumer loans	4,610	197	4.26%	3,750	147	3.93%
Commercial Real Estate	2,502	136	5.38%	2,063	109	5.23%
Commercial and Industrial	1,708	88	5.10%	1,288	69	5.32%
Warehouse Lending	2,112	107	4.99%	1,318	69	5.14%
Total Commercial loans	6,322	331	5.17%	4,669	247	5.23%
Total loans held-for-investment	10,932	528	4.79%	8,419	394	4.65%
Loans with government guarantees	553	15	2.66%	303	11	3.53%
Investment securities	2,845	77	2.71%	3,094	86	2.76%
Interest-earning deposits	171	4	2.35%	124	2	1.83%
Total interest-earning assets	18,453	$794	4.28%	16,136	$683	4.21%
Other assets	2,221			1,844
Total assets	$20,674			$17,980
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,345	$11	0.77%	$764	$7	0.93%
Savings deposits	3,220	36	1.13%	3,300	29	0.87%
Money market deposits	736	2	0.32%	288	2	0.49%
Certificates of deposit	2,536	59	2.31%	2,015	34	1.70%
Total retail deposits	7,837	108	1.37%	6,367	72	1.12%
Government deposits	1,186	17	1.46%	1,149	14	1.23%
Wholesale deposits and other	554	13	2.36%	401	8	2.02%
Total interest-bearing deposits	9,577	138	1.44%	7,917	94	1.18%
Short-term FHLB advances and other	2,633	59	2.23%	3,521	68	1.93%
Long-term FHLB advances	425	7	1.59%	1,192	(4)	(0.32)%
Less: Swap gain reclassified out of OCI (4)		—			29
Adjusted long-term FHLB advances (4)	425	7	1.59%	1,192	25	2.12%
Other long-term debt	495	28	5.65%	494	28	5.56%
Adjusted total interest-bearing liabilities (4)	13,130	232	1.76%	13,124	215	1.63%
Noninterest-bearing deposits
Retail deposits and other	1,291			1,066
Custodial deposits (1)	3,839			1,792
Total Noninterest-bearing deposits	5,130			2,858
Other liabilities	719			510
Stockholders' equity	1,695			1,488
Total liabilities and stockholders' equity	$20,674			$17,980
Net interest-earning assets	$5,323			$3,012
Adjusted net interest income (4)		$562			$468
Adjusted interest rate spread (2)(4)			2.52%			2.58%
Adjusted net interest margin (3)(4)			3.05%			2.89%
Ratio of average interest-earning assets to interest-bearing liabilities			140.5%			122.9%
Total average deposits	$14,708			$10,775

(1)	Approximately 80 percent of custodial deposits from loans subserviced which pay interest that is recognized as an offset in net loan administration income.

(2)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(3)	Net interest margin is net interest income divided by average interest-earning assets.

(4)	The twelve months ended December 31, 2018, excludes $29 million of hedging gains reclassified from AOCI in conjunction with thepayment of long-term FHLB advances

Earnings Per Share
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income	$58	$63	$54	$218	$187
Weighted average common shares outstanding	56,513,890	56,484,499	57,628,561	56,584,238	57,520,289
Stock-based awards	684,844	626,297	756,793	654,740	802,661
Weighted average diluted common shares	57,198,734	57,110,796	58,385,354	57,238,978	58,322,950
Basic earnings per common share	$1.01	$1.12	$0.94	$3.85	$3.26
Stock-based awards	(0.01)	(0.01)	(0.01)	(0.05)	(0.05)
Diluted earnings per common share	$1.00	$1.11	$0.93	$3.80	$3.21

Regulatory Capital - Bancorp
(Dollars in millions)
(Unaudited)

	December 31, 2019		September 30, 2019		December 31, 2018
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$1,720	7.57%	$1,668	7.98%	$1,505	8.29%
Total adjusted avg. total asset base	$22,724		$20,901		$18,158
Tier 1 common equity (to risk weighted assets)	$1,480	9.32%	$1,428	9.25%	$1,265	10.54%
Tier 1 capital (to risk weighted assets)	$1,720	10.83%	$1,668	10.81%	$1,505	12.54%
Total capital (to risk weighted assets)	$1,830	11.52%	$1,781	11.54%	$1,637	13.63%
Risk-weighted asset base	$15,886		$15,432		$12,006

Regulatory Capital - Bank
(Dollars in millions)
(Unaudited)

	December 31, 2019		September 30, 2019		December 31, 2018
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$1,752	7.71%	$1,747	8.35%	$1,574	8.67%
Total adjusted avg. total asset base	$22,727		$20,914		$18,151
Tier 1 common equity (to risk weighted assets)	$1,752	11.04%	$1,747	11.33%	$1,574	13.12%
Tier 1 capital (to risk weighted assets)	$1,752	11.04%	$1,747	11.33%	$1,574	13.12%
Total capital (to risk weighted assets)	$1,862	11.73%	$1,860	12.06%	$1,705	14.21%
Risk-weighted asset base	$15,873		$15,418		$11,997

Loans Serviced
(Dollars in millions)
(Unaudited)

	December 31, 2019		September 30, 2019		December 31, 2018
	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts
Subserviced for others (2)	$194,638	918,662	$171,145	826,472	$146,040	705,149
Serviced for others	24,003	105,469	25,039	106,992	21,592	88,434
Serviced for own loan portfolio (3)	9,536	66,526	8,058	60,088	7,438	57,401
Total loans serviced	$228,177	1,090,657	$204,242	993,552	$175,070	850,984

(1)	UPB, net of write downs, does not include premiums or discounts.

(2)	Includes temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets.

(3)
Includes loans held-for-investment (residential first mortgage, home equity and other consumer), loans-held-for-sale (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	December 31, 2019		September 30, 2019		December 31, 2018
Consumer loans
Residential first mortgage	$3,154	26.0%	$3,258	26.0%	$2,999	33.0%
Home equity	1,024	8.4%	985	7.8%	731	8.0%
Other	729	6.0%	693	5.5%	314	3.5%
Total consumer loans	4,907	40.4%	$4,936	39.3%	$4,044	44.5%
Commercial loans
Commercial real estate	2,828	23.3%	2,697	21.5%	2,152	23.7%
Commercial and industrial	1,634	13.5%	1,700	13.6%	1,433	15.8%
Warehouse lending	2,760	22.8%	3,215	25.6%	1,459	16.0%
Total commercial loans	7,222	59.6%	7,612	60.7%	5,044	55.5%
Total loans held-for-investment	$12,129	100.0%	$12,548	100.0%	$9,088	100.0%

Other Consumer Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	December 31, 2019		September 30, 2019		December 31, 2018
Indirect Lending	$578	79.3%	$519	74.9%	$153	48.7%
Point of Sale	63	8.6%	58	8.4%	28	8.9%
Other	88	12.1%	116	16.7%	133	42.4%
Total other consumer loans	$729	100.0%	$693	100.0%	$314	100.0%

Allowance for Loan Losses
(Dollars in millions)
(Unaudited)

	As of/For the Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Allowance for loan losses
Residential first mortgage	$22	$28	$38
Home equity	13	16	15
Other	7	6	3
Total consumer loans	42	50	56
Commercial real estate	38	33	48
Commercial and industrial	22	22	18
Warehouse lending	5	5	6
Total commercial loans	65	60	72
Total allowance for loan losses	$107	$110	$128

Allowance for Loan Losses
(Dollars in millions)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Beginning balance	$110	$110	$134	$128	$140
Provision (benefit) for loan losses	—	1	(5)	18	(8)
Charge-offs
Total consumer loans	(4)	(4)	(2)	(12)	(8)
Total commercial loans	—	—	—	(31)	—
Total charge-offs	$(4)	$(4)	$(2)	$(43)	$(8)
Recoveries
Total consumer loans	1	2	1	3	4
Total commercial loans	—	1	—	1	—
Total recoveries	1	3	1	4	4
Charge-offs, net of recoveries	(3)	(1)	(1)	(39)	(4)
Ending balance	$107	$110	$128	$107	$128
Net charge-offs/(recoveries) to LHFI ratio (annualized) by loan type (1):
Residential first mortgage	0.08%	0.07%	0.05%	0.80%	0.08%
Home equity and other consumer	0.49%	0.27%	0.23%	1.72%	0.21%
Commercial real estate	—%	—%	(0.02)%	—%	(0.01)%
Commercial and industrial	0.07%	(0.22)%	—%	1.78%	(0.01)%

(1)	Excludes loans carried under the fair value option.

Nonperforming Loans and Assets
(Dollars in millions)
(Unaudited)

	December 31, 2019	September 30, 2019	December 31, 2018
Nonperforming LHFI	$16	$16	$12
Nonperforming TDRs	3	3	3
Nonperforming TDRs at inception but performing for less than six months	7	7	7
Total nonperforming LHFI and TDRs (1)	26	26	22
Other nonperforming assets, net	10	9	7
LHFS	5	17	10
Total nonperforming assets	$41	$52	$39

Ratio of nonperforming assets to total assets (2)	0.15%	0.16%	0.16%
Ratio of nonperforming LHFI and TDRs to LHFI	0.21%	0.21%	0.24%
Ratio of nonperforming assets to LHFI and repossessed assets (2)	0.30%	0.29%	0.32%

(1)	Includes less than 90 day past due performing loans placed on nonaccrual. Interest is not being accrued on these loans.

(2)	Ratio excludes LHFS.

Asset Quality - Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days (1)	Total Past Due	Total Loans Held-for-Investment
December 31, 2019
Consumer loans	$9	$5	$26	$40	$4,907
Commercial loans	—	—	—	—	7,222
Total loans	$9	$5	$26	$40	$12,129
September 30, 2019
Consumer loans	$9	$3	$26	$38	4,936
Commercial loans	—	—	—	—	7,612
Total loans	$9	$3	$26	$38	$12,548
December 31, 2018
Consumer loans	$5	$2	$22	$29	$4,044
Commercial loans	—	—	—	—	5,044
Total loans	$5	$2	$22	$29	$9,088

(1)	Includes performing nonaccrual loans that are less than 90 days delinquent and for which interest cannot be accrued.

Troubled Debt Restructurings
(Dollars in millions)
(Unaudited)

	TDRs
	Performing	Nonperforming	Total
December 31, 2019
Consumer loans	$38	$10	$48
Total TDR loans	$38	$10	$48
September 30, 2019
Consumer loans	$39	$10	$49
Total TDR loans	$39	$10	$49
December 31, 2018
Consumer loans	$44	$10	$54
Total TDR loans	$44	$10	$54

Non-GAAP Reconciliation
(Dollars in millions)
(Unaudited)

In addition to analyzing the Company's results on a reported basis, management reviews the Company's results and the results on an adjusted basis. The non-GAAP measures presented in the tables below reflect the adjustments of the reported U.S.GAAP results for significant items that management does not believe are reflective of the Company's current and ongoing operations. The DOJ benefit and acquisition related expenses and hedging gains recognized in conjunction with the Well Fargo branch acquisition from 2018 are not reflective of our ongoing operations and, therefore, have been excluded from our U.S. GAAP results. The Company believes that tangible book value per share, tangible common equity to assets ratio, return on average tangible equity, adjusted return on average tangible equity, adjusted return on average assets, adjusted HFI loan-to-deposit ratio, adjusted net income, adjusted basic and diluted earnings per share, adjusted noninterest expense, adjusted net interest income, adjusted net interest margin, adjusted income before taxes, and adjusted provision for income taxes provide a meaningful representation of its operating performance on an ongoing basis.

The following tables provide a reconciliation of non-GAAP financial measures.

Tangible book value per share and tangible common equity to assets ratio.

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Dollars in millions, except share data)
Total stockholders' equity	$1,788	$1,734	$1,656	$1,574	$1,570
Less: Goodwill and intangible assets	170	174	178	182	190
Tangible book value	$1,618	$1,560	$1,478	$1,392	$1,380

Number of common shares outstanding	56,631,236	56,510,341	56,483,937	56,480,086	57,749,464
Tangible book value per share	$28.57	$27.62	$26.16	$24.65	$23.90

Total assets	$23,266	$22,048	$20,206	$19,445	$18,531
Tangible common equity to assets ratio	6.95%	7.08%	7.31%	7.16%	7.45%

Return on average tangible equity, adjusted return on average tangible equity and adjusted return on average assets.

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(Dollars in millions)
Net income	$58	$63	$54	$218	$187
Add: Intangible asset amortization, net of tax	3	2	2	12	2
Tangible net income	$61	$65	$56	$230	$189

Total average equity	$1,803	$1,722	$1,548	$1,695	$1,488
Less: Average goodwill and intangible assets	172	176	129	179	77
Total tangible average equity	$1,631	$1,546	$1,419	$1,516	$1,411

Return on average common equity	12.69%	14.72%	13.98%	12.84%	12.58%
Adjustment to remove hedging gains				—%	(1.61)%
Adjustment to remove DOJ adjustment				(1.20)%	—%
Adjustment to remove Wells Fargo acquisition costs				0.06%	0.86%
Adjusted return on average common equity				11.70%	11.83%

Return on average tangible common equity	14.76%	17.12%	15.88%	15.15%	13.46%
Adjustment to remove hedging gains	—%	—%	(6.76)%	—%	(1.70)%
Adjustment to remove DOJ adjustment	—%	—%	—%	(1.34)%	—%
Adjustment to remove Wells Fargo acquisition costs	—%	—%	3.32%	0.06%	0.91%
Adjusted return on average tangible common equity	14.76%	17.12%	12.44%	13.87%	12.67%

Return on average assets	0.99%	1.20%	1.17%	1.05%	1.04%
Adjustment to remove hedging gains	—%	—%	(0.52)%	—%	(0.13)%
Adjustment to remove DOJ adjustment	—%	—%	—%	(0.09)%	—%
Adjustment to remove Wells Fargo acquisition costs	—%	—%	0.26%	—%	0.07%
Adjusted return on average assets	0.99%	1.20%	0.91%	0.96%	0.98%

Adjusted HFI loan-to-deposit ratio.

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Dollars in millions, except share data)
Average LHFI	$12,168	$11,743	$10,613	$9,164	$8,916
Less: Average warehouse loans	2,747	2,508	1,997	1,175	1,337
Adjusted average LHFI	$9,421	$9,235	$8,616	$7,989	$7,579

Average deposits	$15,904	15,817	$14,159	$12,906	$11,942
Less: Average custodial deposits	4,772	4,550	3,469	2,532	2,130
Adjusted average deposits	$11,132	$11,267	$10,690	$10,374	$9,812

HFI loan-to-deposit ratio	76.5%	74.2%	75.0%	71.0%	74.7%
Adjusted HFI loan-to-deposit ratio	84.6%	82.0%	80.6%	77.0%	77.2%

Adjusted net interest income, noninterest income, noninterest expense, income before income taxes, provision for income taxes, net income, basic earnings per share, diluted earnings per share, net interest margin and efficiency ratio.

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Dollars in millions)
Net interest income	$152	$146	$138	$126	$152
Hedging gains	—	—	—	—	(29)
Adjusted net interest income	$152	$146	$138	$126	$123

Noninterest income	$162	$171	$168	$109	$98
DOJ benefit	—	—	(25)	—	—
Adjusted noninterest income	$162	$171	$143	$109	$98

Noninterest expense	$245	$238	$214	$191	$189
Wells Fargo acquisition costs	—	—	—	1	14
Adjusted noninterest expense	$245	$238	$214	$190	$175

Income before income taxes	$69	$78	$75	$44	$66
Adjustment for hedging gains	—	—	—	—	(29)
Adjustment for DOJ benefit	—	—	(25)	—	—
Adjustment for Wells Fargo acquisition costs	—	—	—	1	14
Adjusted income before income taxes	$69	$78	$50	$45	$51

Provision for income taxes	$11	$15	$14	$8	$12
Tax impact on adjustment for hedging gains	—	—	—	—	(5)
Tax impact on adjustment for DOJ benefit	—	—	(5)	—	—
Tax impact on adjustment for Wells Fargo acquisition costs	—	—	—	—	2
Adjusted provision for income taxes	$11	$15	$9	$8	$9

Net income	$58	$63	$61	$36	$54
Adjusted net income	$58	$63	$41	$37	$42

Weighted average common shares outstanding	56,513,890	56,484,499	56,446,077	56,897,799	57,628,561
Weighted average diluted common shares	57,198,734	57,110,796	57,061,822	57,590,272	58,385,354
Adjusted basic earnings per share	$1.01	$1.12	$0.72	$0.65	$0.73
Adjusted diluted earnings per share	$1.00	$1.11	$0.71	$0.64	$0.72

Average interest earning assets	$20,708	$18,997	$17,759	$16,294	$16,391
Net interest margin	2.91%	3.05%	3.08%	3.09%	3.70%
Adjusted net interest margin	2.91%	3.05%	3.08%	3.09%	2.99%